FORM OF LETTER OF TRANSMITTAL FOR USE BY HOLDERS OF OPTIONS
                TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK

                                                                EXHIBIT (a)(1)-H

                              LETTER OF TRANSMITTAL
                        To Tender Shares of Common Stock
 Underlying Stock Options Granted Pursuant to the Incentive Stock Option Plan or
      the Non-Employee Directors & Consultants Incentive Stock Option Plan
                                       of
                        THE VERMONT TEDDY BEAR CO., INC.

                 Tendered on An "As Exercised Basis" Pursuant to
                   the Offer to Purchase Dated August 21, 2002

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 5:00 P.M., EASTERN TIME, ON FRIDAY, SEPTEMBER 27, 2002 UNLESS THE OFFER IS
                                   EXTENDED.

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                 Shares Underlying Options Must Be Tendered to:
                The Vermont Teddy Bear Co., Inc. (the "Company")
  By First Class Mail, Hand Delivery, Overnight, Certified or Express Mail to:

                        The Vermont Teddy Bear Co., Inc.
                               6655 Shelburne Road
                                  P.O. Box 965
                            Shelburne, Vermont 05482

         For This Letter of Transmittal to be validly delivered, it must be received by the Company at the above address (together with the other documents detailed in this Letter of Transmittal and the accompanying instructions) before our offer expires.

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED AND DELIVERED.

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                     DESCRIPTION OF SHARES TENDERED (BOX I)
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 Print Name(s) and Address(es) of Option Holder(s) (Please fill         Shares Tendered on An "As Exercised" Basis
         in exactly as name appears on Option(s))                       (attach additional signed list if necessary)
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(Attach additional signed list if necessary.  See Instruction 2)                         Total          Total
                                                                                       Number of      Number of
                                                                                        Shares       Shares to be
                                                                         Date Of      Underlying     Tendered on
                                                                          Option        Option(s)    As Exercised
                                                                        Agreement                       Basis*
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------------------------------------------------------------------------------------------------------------------

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                                                                       Total Shares:
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

* Unless otherwise indicated, it will be assumed that all shares underlying each option agreement delivered to the Company are being tendered. See Instruction 3.


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


THIS LETTER OF TRANSMITTAL IS TO BE COMPLETED BY ALL OPTION HOLDERS TENDERING SHARES UNDERLYING OPTIONS.

NOTE: SIGNATURES MUST BE PROVIDED IN THE BOX LABELED "IMPORTANT - OPTION HOLDERS SIGN HERE" CONTAINED IN ONE OF THE FOLLOWING PAGES

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To:  The Vermont Teddy Bear Co., Inc.

         The person signing this Letter of Transmittal hereby tenders to The Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"), the above-described shares of common stock underlying options granted pursuant to the Company's Incentive Stock Ownership Plan or its Non-Employee Directors & Consultants Incentive Stock Option Plan, par value $0.05 per share, on an "as exercised" basis, at a price per share of $3.50, pursuant to the Company's offer to purchase up to 3,000,000 Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 21, 2002, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the Offer.

         Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment, the undersigned hereby sells, assigns and transfers to (or upon the order of) the Company all right, title and interest in and to all shares tendered. The undersigned hereby represents and warrants to the Company that:

     (1) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

     (2) the undersigned understands that tenders of shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the offer, including the undersigned's representation and warranty that (i) the undersigned will have, upon exercise of the options, a "net long position" within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares being tendered or equivalent securities at least equal to the shares being tendered and (ii) the tender of the shares complies with Rule 14e-4;

     (3) the undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exercise of the option(s) for the shares tendered hereby and/or the sale, assignment and transfer of the shares tendered hereby; and

     (4) the undersigned has read and agrees to all of the terms of the Offer.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

         The Vermont Teddy Bear Co., Inc.'s acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Purchase.

         The undersigned understands that the Company will pay for shares validly tendered and not withdrawn pursuant to the offer taking into account the number of shares so tendered. The undersigned understands that all shares properly tendered and not withdrawn will be purchased at the price of $3.50 per share, all of which dollar amounts shall be net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer to Purchase, including its proration provisions, and that the


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

Company will return option agreements for all other shares not purchased because of proration. The undersigned understands that tenders of shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Purchase.

         The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby or may accept for payment fewer than all of the shares tendered hereby. Please issue the check for the purchase price of any shares purchased, and/or return any option agreement(s) for shares not tendered or not purchased, in the name(s)of the undersigned. Similarly, please mail the check for the purchase price of any shares purchased and/or any option agreements for shares not tendered or not purchased, and accompanying documents, as appropriate, to the undersigned at the address shown below the undersigned's signature(s).


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                                    IMPORTANT

                            OPTION HOLDERS SIGN HERE

 (Must be signed by the option holder(s) exactly as the name(s) of such holder(s) appear(s) on the option agreement(s) for the tendered shares underlying the options. If signature is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4).
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                       (Signature(s) of Option Holder(s))

Dated __________________________, 2002
Name(s): _______________________________________________________________________
Capacity (full title): _________________________________________________________
Address (Include Zip Code): ____________________________________________________
Area Code and Telephone No.: ___________________________________________________
Tax Identification Number or Social Security Number:  __________________________

(Must be signed by holder(s) exactly as name(s) appear(s) on option(s) or on a security position listing or by person(s)authorized to become holder(s) of record by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

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

                      INSTRUCTIONS TO LETTER OF TRANSMITTAL
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

                                  INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer.


         1. Delivery of Letter of Transmittal and Options. For your shares to be properly tendered on an "as exercised" basis, the Company must receive all of the following at its address on the front page of this Letter of Transmittal before or on the date the tender offer expires:

               o the option agreement for the options to purchase the shares you are tendering (the "options"); and

               o a properly completed and executed Letter of Transmittal or a manually executed facsimile of it; and

               o    any other documents required by this Letter of Transmittal.

         The method of delivery of all documents, including option agreements, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering option holder. If delivery is by mail, the Company recommends that you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

         Except as specifically permitted by Section 4 of the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares, except as expressly provided in the Offer to Purchase. All tendering option holders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance of their tender.

         2. Inadequate Space. If the space provided in the box entitled "Description of Shares Tendered" above is inadequate, the dates of the option agreement(s) and/or the number of shares to be tendered on an "as exercised" basis should be listed on a separate signed schedule and attached to this Letter of Transmittal.

         3. Partial Tenders and Unpurchased Shares. If fewer than all of the shares underlying any option are to be tendered, fill in the number of shares that are to be tendered in the column entitled "Number of Shares Tendered" in the box entitled "Description of Shares Tendered" above. In that case, if any tendered shares are purchased, a new option agreement for the remainder of the shares (including any shares not purchased) evidenced by the old option(s) will be issued and sent to the holder(s) of record as soon as practicable after the Expiration Date. Unless otherwise indicated, all shares represented by the option(s) set forth above and delivered to the Company will be deemed to have been tendered.

         If any tendered shares are not purchased or are properly withdrawn, or if less than all shares evidenced by an option holder's option(s) are tendered, option agreements for unpurchased shares will be returned as soon as practicable after the expiration or termination of the tender offer or the proper withdrawal of the shares, as applicable. In that case, option agreements will be returned or credited without expense to the shareholder.

         4. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

         (a) Exact Signatures. If this Letter of Transmittal is signed by the holder(s) of record of the options for shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the option agreement(s) without any change whatsoever.


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

         (b) Signatures of Fiduciaries. If this Letter of Transmittal or any option agreement(s) or power(s) of attorney is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to the Company of his or her authority to so act.

         5. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares tendered before the Expiration Date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder's shares. This preference will not be available unless the section captioned "Odd Lots" is completed.

         6. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may specify in the "Description of Shares Tendered" box of this Letter of Transmittal the order in which their shares are to be purchased if, as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. Option holders may specify in the "Description of Shares to Be Tendered" box of this Letter of Transmittal the order in which the shares underlying their options are to be tendered on an "as exercised" basis. The order of purchase may have an effect on the federal income tax treatment of the purchase price for the shares purchased. See Sections 1 and 13 of the Offer to Purchase.

         7. Irregularities. All questions as to the number of shares to be accepted (whether on an "as exercised" basis or otherwise), the price to be paid for the shares and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder or option holder , and the Company's interpretation of the terms of the offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering shareholder or option holder, or waived by The Company. Unless waived, any defects or irregularities in connection with tenders must be cured within that time as The Company will determine. None of the Company, the Depositary or the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any notice of defect or irregularity.

         8. Questions and Requests for Assistance and Additional Copies. You may request additional copies of the Offer to Purchase or this Letter of Transmittal from the Company by contacting Courtney Greisser at The Vermont Teddy Bear Company, 6655 Shelburne Road, PO Box 965, Shelburne, VT 05482, tel.
(802)985-1309, or by email, Courtney@vtbear.com.


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